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Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Concentra Operating Corporation ("the Company") of our report dated February 11, 2004 relating to the financial statements and financial statement schedules of the Company, which appears in such Registration Statement.

PricewaterhouseCoopers LLP

Dallas, Texas
November 18, 2004

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  Exhibit 23.5
CONSENT OF INDEPENDENT ACCOUNTANTS